Arabian American DevelopmentCompany’s ALAK Joint Venture Receives Commercial License from Saudi Ministry of Commerce

Enables the JV to Contract with Construction Companies, Finalize Financing, Transfer Mining Assets and Appoint Independent Auditors

Company Contact:                Nick Carter, Executive Vice President and Chief Operating Officer
(409) 385-8300
ncarter@southhamptonrefining.com

Investor Contact:                 Cameron Donahue or Brett Maas
Hayden Communications
(651) 653-1854
Cameron@haydenir.com

FOR IMMEDIATE RELEASE

DALLAS, January 18, 2008/PRNewswire-FirstCall/ -- Arabian American Development Co. (OTC Bulletin Board: ARSD) today announced that the Company’s joint venture, Al-Masane Al-Kobra Mining Company (ALAK), has received its official Commercial License dated January 15, 2008 from the Saudi Arabian Ministry of Commerce. The license formalizes the establishment of the joint stock company and allows it to conduct business in the Kingdom.   ALAK has scheduled a meeting of the Board of Directors for January 26, 2008 in Jeddah, Saudi Arabia. Hatem el-Khalidi, ARSD’s President and CEO, as well as members of the Company’s board of directors, Ghazi Sultan, Mohammed O. Al-Omair, and Dr. Ibrahim Al-Moneef, will attend the meeting on behalf of Arabian American Development Co.

At this Board meeting, the following items will be considered:
•
The approval and signing of the contract with the Saudi construction company who will be the primary contractor on the project, and also the Chinese contractor, CMG, who will be the main sub-contractor. ALAK has had memoranda of understanding with these two parties for some time;

•	The finalization of the plan for financing the remainder of the project with the Saudi Industrial Development Fund, or with private Saudi banks as appropriate;
•
The transfer of the mining assets from Arabian American Development Company to ALAK. Following the Board meeting, it is anticipated that Mr. el-Khalidi will complete the application for the transfer of the mining lease to ALAK, and along with Ghazi Sultan, deliver the application to the Saudi Ministry of Petroleum and Minerals. According to the Saudi Mining Code, the Ministry has 30 days to act upon the application;

•	The appointment of Ernst & Young as auditors for ALAK;

In addition, at a Board meeting on January 15, 2008, Arabian American Development Co. made two changes within its executive ranks.  Nick Carter, formerly the Secretary/Treasurer of ARSD, was named Executive Vice President and Chief Operating Officer. Mr. Carter is also the President of the petrochemical segment of the business, which includes South Hampton Resources, Inc.  Connie Cook, Controller for the petrochemical segment and formerly Assistant Secretary of ARSD, was named Secretary and Treasurer.

“The receipt of the commercial license represents a milestone achievement for the Company and clears the path for the construction of the processing plant at the mine site.” commented Mr. El-Khalidi, President and CEO of the Company. “The Company’s management and its shareholders have patiently awaited the completion of the regulatory details needed to initiate construction and reach commercialization of our mining assets. We took a significant step in reaching that goal today. We will immediately move forward on the next steps, including the formalization of the mine’s contractor and key subcontractors, the completion of funding of the joint venture and the transfer of mining assets, and look forward to announcing our progress against each of these items in the coming weeks.”

About Arabian American Development Co.

Arabian American owns and operates a petrochemical facility employing about 150 people located in southeast Texas just north of Beaumont, specializing in high purity petrochemical solvents and other solvent type manufacturing. Arabian American also has a mining project in the Al-Masane area of Saudi Arabia which is under development and is expected to produce economic quantities of zinc, copper, gold, and silver when it is put into production. There are about 20 employees at the mine site.

Safe Harbor

Statements in this release that are not historical facts are forward looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward looking statements are based upon management's belief as well as assumptions made by and information currently available to management. Because such statements are based upon expectations as to future economic performance and are not statements of fact, actual results may differ from those projected. These risks, as well as others, are discussed in greater detail in Arabian American's filings with the Securities and Exchange Commission, including Arabian American's annual Report on Form 10-K for the year ended December 31, 2006 and the Company's subsequent Quarterly Reports, Form 10-Q.